Exhibit 3(i)(a)

                          ARTICLES OF INCORPORATION OF

                          MARCI DISCOUNT IMPORTS, INC.


                                       I.

                         The name of the Corporation is:

                         "MARCI DISCOUNT IMPORTS, INC."

                                       II.

                     The Corporation has perpetual duration.

                                      III.

     This Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                       IV.

     The Corporation is a corporation for profit and is organized for the following purposes: To import or otherwise obtain novelties, gifts and goods for the purposes of resale to the general public or wholesale to franchise branches or other businesses. Further, said corporation is authorized to engage in any activity which is related, necessary, suitable, or convenient to the accomplishment of the purposes herein or which is incidental thereto or connected therewith. Said corporation shall be authorized to engage generally in any other lawful business enterprise for profit and to do every act or acts, thing or things, incidental to or growing out of or connected with the corporation and engaging in such other businesses as the Board of Directors may from time to time specify by resolution.


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                                       V.

         The corporation has authority to issue not more than 500,000 shares of common stock of One Dollar ($1.00) par value.

                                       VI.

     The corporation shall be entitled to purchase its own shares out of its unreserved and unrestricted earned and capital surplus available therefore.

                                      VII.

     The corporation shall be entitled to distribute a portion of its assets to its stockholders out of capital surplus available therefore.

                                      VIII.

     The corporation shall not commence business until it shall have received not less than Five Hundred Dollars ($500.00) in payment for the issuance of shares of stock.

                                       IX.

     The initial registered office of the corporation shall be at 4121 Lawrenceville Highway, Tucker, DeKalb County, Georgia, 30084. The initial registered agent of the corporation is STANLEY ATKINS.

                                                        X.

     The initial Board of Directors shall consist of four members who shall be and whose addresses are:

                    STANLEY ATKINS 4121 Lawrenceville Highway

                              Tucker, Georgia 30084


         BARBARA T. ATKINS 4732 Hickory Court
                             Lilburn, Georgia 30247

         BARRY A. PETTIT            4865 Hugh Howell Road
                             Stone Mountain, Georgia

         CLARENCE E. CRIM  4121 Lawrenceville Highway
                              Tucker, Georgia 30084

                                                        XI.

     The name and address of the incorporator is: STANLEY ATKINS; 4121 Lawrenceville Highway, Tucker, DeKalb County, Georgia, 30084

     IN  WITNESS   WHEREOF,   the   undersigned   executes  threes  Articles  of
Incorporation.


                                                --------------------------------
                                                RANDALL S. ROLADER
                                                Attorney for Incorporator

173 Pike Street
Lawrenceville, GA  30245
(404) 962-0218



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                   CONSENT TO APPOINTMENT AS REGISTERED AGENT

TO:      Secretary of State
         Ex-Officio Corporation
         Commissioner
         State of Georgia

     I, STANLEY ATKINS, do hereby consent to serve as registered agent for the corporation "MARCI DISCOUNT IMPORTS, INC."

         THIS ____ DAY OF ______________________, 1980.


                                                              ------------------
                                                              STANLEY ATKINS

Address of registered agent:
4121 Lawrenceville Highway
Tucker, GA  30084